                                                                   EXHIBIT 10.50

                       RENAL CARE GROUP, INC. SUPPLEMENTAL
                       EXECUTIVE RETIREMENT PLAN

                       (Effective as of January 1, 2005)

CONTENTS

         ARTICLE 1. THE PLAN              1
1.1 Establishment of the Plan             1
1.2 Purpose of the Plan                   1
1.3 Applicability of the Plan             1

         ARTICLE 2. DEFINITIONS           2
2.1 Actuarial Equivalent                  2
2.2 Affiliate                             2
2.3 Beneficiary                           2
2.4 Benefit Commencement Date             2
2.5 Board                                 4
2.6 Change in Control                     4
2.7 Code                                  4
2.8 Committee                             4
2.9 Company                               4
2.10 Compensation                         4
2.11 Disability                           4
2.12 ERISA                                4
2.13 Employer                             5
2.14 Executive                            5
2.15 Final Average Compensation           5
2.16 Participant                          5
2.17 Plan                                 5
2.18 Plan Year                            5
2.19 Separation from Service              5
2.20 Years of Service                     5

         ARTICLE 3. PARTICIPATION         7
3.1 Eligibility                           7
3.2 Duration                              7

         ARTICLE 4. RETIREMENT BENEFITS   8
4.1 Normal Retirement Benefits            8
4.2 Early Retirement Benefits             8

4.3 Disability Retirement Benefits                                         9
4.4 Form of Payment                                                        9
4.5 Reemployment                                                          11

         ARTICLE 5. PRERETIREMENT DEATH BENEFITS                          13
5.1 Eligibility                                                           13
5.2 Amount                                                                13
5.3 Commencement                                                          13
5.4 Form of Payment                                                       13

         ARTICLE 6. FINANCING                                             14
6.1 Financing                                                             14
6.2 No Fiduciary Relationship                                             14
6.3 Unsecured Interest                                                    14

         ARTICLE 7. ADMINISTRATION                                        15
7.1 Administration                                                        15
7.2 Assistance                                                            15
7.3 Appeals from Denial of Claims                                         15
7.4 Tax Withholding                                                       16
7.5 Expenses                                                              16

         ARTICLE 8. ADOPTION BY AN AFFILIATE; AMENDMENT AND TERMINATION   17
8.1 Adoption by an Affiliate                                              17
8.2 Amendment and Termination                                             17

         ARTICLE 9. MISCELLANEOUS PROVISIONS                              18
9.1 No Contract of Employment                                             18
9.2 Nonalienation                                                         18
9.3 Severability                                                          18
9.4 Payment of Legal Fees                                                 18
9.5 Applicable Law                                                        18

APPENDIX                                                                  20

                                       ii
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ARTICLE 1. THE PLAN

1.1 ESTABLISHMENT OF THE PLAN

Renal Care Group, Inc. (the "Company") hereby establishes this supplemental retirement plan for eligible Executives of the Company and its participating Affiliates. This plan shall be known as the Renal Care Group, Inc. Supplemental Executive Retirement Plan (the "Plan").

1.2 PURPOSE OF THE PLAN

The Plan provides retirement income benefits to eligible Executives. The Plan is intended to be a plan maintained for the purposes of providing deferred compensation to a "select group of management or highly compensated employees" within the meaning of ERISA section 201(2). Except as otherwise provided in
Article 6, the Company will pay the benefits provided under this Plan solely from its general assets. The Plan, therefore, is intended to be exempt from the participation, vesting, funding, and fiduciary requirements of Title I of ERISA.

1.3 APPLICABILITY OF THE PLAN

The Plan applies only to eligible Executives who are in the active employ of the Company or a participating Affiliate on or after January 1, 2005.

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ARTICLE 2. DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized. The definition of any term in the singular shall also include the plural, whichever is appropriate in the context.

2.1 ACTUARIAL EQUIVALENT

Actuarial Equivalent means a benefit having the same value as the benefit that it replaces. Actuarial Equivalence shall be based on--

(a)   the Retired Pensioners 2000 Combined Healthy Mortality Table; and

(b) an interest rate equal to the Moody's AA corporate bond rate, rounded to the next highest 25 basis points, as of March 31, June 30, September 30 or December 31 (or the immediately preceding business day if such day is not a business day) most recently preceding the date on which the distribution is made.

2.2 AFFILIATE

Affiliate means--

(a) any corporation while it is a member of the same "controlled group" of corporations (within the meaning of Code section 414(b)) as the Company;

(b) any other trade or business (whether or not incorporated) while it is under "common control" (within the meaning of Code section 414(c)) with the Company;

(c) any organization during any period in which it (along with the Company) is a member of an "affiliated service group" (within the meaning of Code section 414(m)); or

(d) any other entity during any period in which it is required to be aggregated with the Company under Code section 414(o).

2.3 BENEFICIARY

Beneficiary means the person designated by the Participant to receive any benefits due under the Plan after the Participant's death. If the Beneficiary designated by the Participant is not living when a benefit becomes payable to the Beneficiary under section 4.4(b)(4) or Article 5, payment shall be made to the Participant's surviving spouse, or if there is no surviving spouse, to the Participant's estate.

2.4 BENEFIT COMMENCEMENT DATE

Benefit Commencement Date means the date on which a Participant's retirement benefits shall commence under Article 4.

(a) GENERAL RULE. Except as provided in section 2.4(b) or 2.4(c), a Participant's Benefit Commencement Date shall be--

      (1) the first day of the sixth month coinciding with or next following the Participant's Separation from Service, if it is determined that the Participant is a "specified employee" to whom the six-month delay rules applies under Code section 409A(a)(2)(B)(i); or

      (2) the first day of the month coinciding with or next following the Participant's Separation from Service, if it is determine that the Participant is not a "specified employee" to whom the six-month delay rules applies under Code section 409A(a)(2)(B)(i)).

(b) DELAYED COMMENCEMENT. A Participant who incurs a Separation from Service before reaching age 65, but who is eligible for a benefit under section 4.2(a), may elect as a Benefit Commencement Date the first day of any month that is later than the Benefit Commencement Date specified in section 2.4(a). However, the Benefit Commencement Date elected by an eligible Participant under this section 2.4(b) may not be later than the first day of the month coinciding with or next following the Participant's sixty-fifth birthday.

      An election of a delayed commencement date under this subsection (b) may be made by a Participant in a manner prescribed by the Committee at any time on or before December 31, 2005 without regard to the requirements specified in Code section 409A(a)(4). An election of a delayed commencement date made by a Participant on or after January 1, 2006 shall also be made in a manner prescribed by the Committee, but shall be subject to the following:

      (1) The Participant's election must be made at least 12 months before the Benefit Commencement Date in effect under this section 2.4 immediately before such election; and

      (2) The Benefit Commencement Date elected by the Participant must be at least five years later than the Benefit Commencement Date in effect under this section 2.4 immediately before such election.

      If the Participant's election of a delayed commencement date does not meet the requirements described in this section 2.4(b), payment of the Participant's benefit shall begin as of the Benefit Commencement Date in effect under this section 2.4 immediately before such noncompliant election.

      (In addition to the election described in this section 2.4(b), the Participant's election of an optional benefit form of payment in accordance with section 4.4(a)(2) will also result in a delayed Benefit Commencement Date under the rules described in section 4.4(a)(2).)

(c) DISABILITY. The Benefit Commencement Date for a Participant who is Disabled as described in section 4.3 shall be the first day of the month coinciding with or following the date that is six months after the date on which the Participant incurs a Separation from Service on account of Disability.

2.5 BOARD

Board means the Company's Board of Directors.

2.6 CHANGE IN CONTROL

Change in Control shall have the meaning given such term under the Renal Care Group, Inc. 2004 Stock and Incentive Compensation Plan, as such plan may be amended from time to time.

2.7 CODE

Code means the Internal Revenue Code of 1986, as amended, or as it may be amended from time to time. A reference to a particular section of the Code shall also be deemed to refer to the regulations under that section.

2.8 COMMITTEE

Committee means the Compensation Committee of the Board.

2.9 COMPANY

Company means Renal Care Group, Inc., or any successor thereto that agrees to adopt and continue this Plan.

2.10 COMPENSATION

Compensation means the base salary received by the Participant from the Company and its Affiliates (including the portion of base salary (if any) that is contributed by the Participant to any nonqualified deferred compensation plan maintained by the Company or an Affiliate, or to any other plan maintained by the Company or an Affiliate pursuant to Code section 125 or 401(k)).

2.11 DISABILITY

Disability means any illness or other physical or mental condition that entitles the Participant to benefits under either of (i) a group long-term disability plan sponsored by the Company or an Affiliate or (ii) an individual long-term disability policy; provided that such illness or condition also qualifies as a "disability" for purposes of Code section 409A.

2.12 ERISA

ERISA means the Employee Retirement Income Security Act of 1974, as amended, or as it may be amended from time to time. A reference to a particular section of ERISA shall also be deemed to refer to the regulations under that section.

2.13 EMPLOYER

Employer means the Company and each Affiliate that has adopted this Plan for the benefit of its eligible Executives.

2.14 EXECUTIVE

Executive means any individual employed by the Company or an Affiliate at a level of executive vice president or above.

2.15 FINAL AVERAGE COMPENSATION

Final Average Compensation means the monthly average of a Participant's Compensation for the last 60 complete calendar months of employment with the Company and its Affiliates (or, if less, all complete calendar months of Participant's employment with the Company).

2.16 PARTICIPANT

Participant means an Executive who has met, and continues to meet, the eligibility requirements under section 3.1.

2.17 PLAN

Plan means this Renal Care Group, Inc. Supplemental Executive Retirement Plan, as amended from time to time.

2.18 PLAN YEAR

Plan Year means the 12-month period beginning January 1 and ending December 31.

2.19 SEPARATION FROM SERVICE

Separation from Service means the last date on which the Executive is compensated as an employee of the Company or an Affiliate.

2.20 YEARS OF SERVICE

Years of Service are used to determine both a Participant's eligibility for, and the amount of, benefits under Article 4.

(a) GENERAL RULE. Years of Service shall be expressed in completed full years and months. A Participant shall earn Years of Service for the period that begins on his or her first day of employment with the Company and its Affiliates and ends on the date on which the Participant incurs a Separation from Service.

(b) REEMPLOYMENT. If a Participant incurs a Separation from Service, but is subsequently reemployed by the Company or an Affiliate and is designated by the Committee as a Participant in this Plan following such reemployment, then the following provisions will apply:

      (1) PREVIOUSLY VESTED. If such Participant had a vested right to a benefit under Article 4 before his or her earlier Separation from Service--

            (A) the Participant will be automatically vested in any benefits that accrue during the period of reemployment;

            (B) subject to section 4.5, only Years of Service earned during the period of reemployment will be counted to determine the amount of the benefit accrued by the Participant under Article 4 during the period of reemployment; and

            (C) if the Participant is receiving payment of benefits under this Plan when he or she is reemployed, then such benefit payments will be suspended during the period of reemployment, and upon his subsequent Separation from Service, such suspended payments shall re-commence in the form of payment in effect prior to the Participant's re-employment.

      (2) NOT PREVIOUSLY VESTED. If such Participant did not have a vested right to a benefit under Article 4 before his or her earlier Separation from Service--

            (A) Years of Service earned before and after the Participant's reemployment date will be counted to determine whether the Participant is entitled to a benefit under section 4.1(a) or 4.2(a) (whichever is applicable) upon his or her subsequent Separation from Service; and

            (B) Years of Service earned before and after the Participant's reemployment date will be counted to determine the amount of the benefit under section 4.1(b) or 4.2(b) (whichever is applicable) upon the Participant's subsequent Separation from Service.

ARTICLE 3. PARTICIPATION

3.1 ELIGIBILITY

Other than the Executives listed on Appendix A, an Executive shall become a Participant on the first day of the month following the date on which he or she is designated by the Committee as a Participant in this Plan.

However, notwithstanding the above, an Executive shall not become a Participant in this Plan unless he or she is a member of a "select group of management or highly compensated employees" within the meaning of ERISA section 201(2).

The Committee has designated the Executives listed on Appendix A as Participants as of January 1, 2005.

3.2 DURATION

An Executive who becomes a Participant under section 3.1 shall remain an active Participant until the earlier of--

(a)   the Executive's Separation from Service;

(b)   the Executive's death; or

(c) the date on which the Committee declares that the Executive is no longer a Participant in this Plan.

An individual whose active participation has been terminated under this section
3.2 shall continue to be an inactive Participant until all benefits to which he or she is entitled to under this Plan have been paid.

ARTICLE 4. RETIREMENT BENEFITS

4.1 NORMAL RETIREMENT BENEFITS

(a) ELIGIBILITY. Except as otherwise provided in section 4.1(d), a Participant who incurs a Separation from Service on or after attaining age 65 and completing 10 or more Years of Service shall be eligible for a normal retirement benefit under this section 4.1. This normal retirement benefit shall be calculated as a single life annuity commencing on the Participant's Benefit Commencement Date, but shall be paid in accordance with section 4.4.

(b) AMOUNT. Except as provided in section 4.1(c), a Participant who is eligible for a normal retirement benefit under subsection (a) shall be entitled to a monthly benefit equal to--

      (1) 2.00 percent of the Participant's Final Average Compensation; multiplied by

      (2)   the Participant's Years of Service (capped at 25 years).

(c)   SPECIAL PROVISIONS FOR SELECTED EXECUTIVES. Notwithstanding section
      4.1(b)-

      (1) the monthly benefit payable under this section 4.1 to Gary A. Brukardt shall equal 3.47 percent of his Final Average Compensation multiplied by his Years of Service (capped at 14.42 years), with a maximum monthly benefit equal to 50 percent of Final Average Compensation; and

      (2) the monthly benefit payable under this section 4.1 to Raymond M. Hakim shall equal 3.70 percent of his Final Average Compensation multiplied by his Years of Service (capped at 13.50 years), with a maximum monthly benefit equal to 50 percent of Final Average Compensation.

(d) CHANGE IN CONTROL. If a Participant incurs a Separation from Service on or after reaching age 65, and at any time following a Change in Control, the Participant will be eligible for a benefit under this section 4.1 even if he or she has less than 10 Years of Service.

(e) COMMENCEMENT. Payment of benefits under this section 4.1 shall begin on the Participant's Benefit Commencement Date (as determined under section 2.4(a)).

4.2 EARLY RETIREMENT BENEFITS

(a) ELIGIBILITY. Except as otherwise provided in section 4.2(c), a Participant who incurs a Separation from Service before satisfying the eligibility requirements for a normal retirement benefit under section 4.1(a), but after completing 10 or more Years of Service, shall be eligible for an early retirement benefit under this section 4.2. This early retirement benefit shall be calculated as a single life annuity commencing on the Participant's Benefit Commencement Date, but shall be paid in accordance with section 4.4.

(b)   AMOUNT. The monthly benefit payable to a Participant under this section
      4.2 shall be equal to the Actuarial Equivalent (determined as of the Participant's Benefit Commencement Date) of the amount calculated under section 4.1(b) or 4.1(c) (whichever is applicable).

(c) CHANGE IN CONTROL. If a Participant incurs a Separation from Service at any time following a Change in Control, the Participant will be eligible for a benefit under this section 4.2 even if he or she has less than 10 Years of Service.

(d) COMMENCEMENT. Payment of benefits under this section 4.2 shall begin on the Participant's Benefit Commencement Date (as determined under section 2.4(a) and (b)).

4.3 DISABILITY RETIREMENT BENEFITS

(a) ELIGIBILITY. A Participant who incurs a Separation from Service on account of Disability before satisfying the eligibility requirements for a normal retirement benefit under section 4.1(a) or an early retirement benefit under section 4.2(a) shall be eligible for a disability retirement benefit under this section 4.3, provided he or she is still disabled as of his or her Benefit Commencement Date (as determined under section 2.4(c)). This disability retirement benefit shall be calculated as a single life annuity commencing on the Participant's Benefit Commencement Date, but shall be paid in the form of an Actuarial Equivalent lump sum payment.

(b)   AMOUNT. The monthly benefit payable to a Participant under this section
      4.3 shall equal the Actuarial Equivalent of the amount calculated under section 4.1(b) or 4.1(c) (whichever is applicable).

(c) COMMENCEMENT. Payment of the lump sum disability retirement benefit under this section 4.3 shall be made as of the Participant's Benefit Commencement Date (as determined under section 2.4(c)).

4.4 FORM OF PAYMENT

(a)   PARTICIPANT ELECTIONS

      (1)   INITIAL ELECTION

            (A) GENERAL RULE: An Executive who becomes a Participant before January 1, 2006 shall elect to have his or her benefit under section 4.1 or 4.2 (whichever applies to the Participant as of his or her Separation from Service) paid in one of the optional forms of payment described in section 4.4(b). This election shall be made in a manner specified by the Committee, but must be made no later than December 31, 2005.

                  An Executive who becomes a Participant on or after January 1, 2006 shall elect to have his or her benefit under section 4.1 or 4.2 (whichever applies to the Participant as of his or her Separation from Service) paid in one of the optional forms of payment described in section 4.4(b). This election shall be made in a manner specified by the Committee, but must be made on or before the date on which the Executive becomes a Participant.

            (B) DEFAULT FORM OF PAYMENT: If a Participant does not make a timely election of a payment form under section 4.4(a)(1)(A), the Participant shall be deemed to have elected to receive his or her benefit in the form of a lump sum payment (as described in section 4.4(b)(5)).

      (2) SUBSEQUENT ELECTION BY THE PARTICIPANT. A Participant can make a subsequent election to change the form of payment elected (or deemed to have been elected) under section 4.4(a)(1) in a manner prescribed by the Committee. If such subsequent election is made after December 31, 2005, the election shall be subject to the following:

            (A) The Participant's election of an optional form of payment cannot take effect until 12 months after the date on which the election is made;

            (B) The first payment under the optional form of payment cannot be made earlier than five years after the Benefit Commencement Date in effect immediately before the Participant's election under this section 4.4(a)(2); and

            (C) The optional form of payment elected by the Participant cannot result in an acceleration of payments under Code section 409A(a)(3) (e.g., a Participant who has previously elected an annuity cannot elect a lump sum payment under this section 4.4(a)(2)).

            If the Participant's subsequent election does not meet the requirements described in this section 4.4(a)(2), the election shall be null and void and the Participant's benefit shall be paid under the optional form of payment in effect for the Participant immediately before his or her noncompliant election.

(b) PAYMENT OPTIONS. Subject to section 4.4(a) above, a Participant may elect to receive his or her benefit under section 4.1 or 4.2 (whichever applies to the Participant as of his or her Separation from Service) in one of the following forms of payment:

      (1)   A single life annuity.

      (2) A joint and 50 percent survivor annuity, which provides reduced monthly payments for the lifetime of the Participant and a survivor annuity for the lifetime of the Participant's Beneficiary. This monthly survivor annuity shall equal 50 percent of the monthly amount payable during the joint lives of the Participant and his or her Beneficiary. The joint and survivor annuity described in this section 4.4(b)(2) shall be the Actuarial Equivalent of the single life annuity determined under section 4.1 or 4.2 (whichever is applicable).

      (3) A joint and 100 percent survivor annuity, which provides reduced monthly payments for the lifetime of the Participant and a survivor annuity for the lifetime of the Participant's Beneficiary. This monthly survivor annuity shall equal 100 percent of the monthly amount payable during the joint lives of the Participant and his or her Beneficiary. The joint and survivor annuity described in this section 4.4(b)(3) shall be the Actuarial Equivalent of the single life annuity determined under section 4.1 or 4.2 (whichever is applicable).

      (4) A 10-year certain and life annuity, which provides reduced monthly payments for the lifetime of the Participant, and if the Participant dies before receiving 120 monthly payments, such payments shall continue to the Participant's Beneficiary until a total of 120 payments have been made. The 10-year certain and life annuity described in this section 4.4(b)(3) shall be the Actuarial Equivalent of the single life annuity determined under section 4.1 or 4.2 (whichever is applicable).

      (5) A single lump sum payment, which shall be the Actuarial Equivalent of the single life annuity determined under section 4.1 or 4.2 (whichever is applicable).

      If a Participant elects an optional form of payment under this section 4.4(b), but dies before his or her Benefit Commencement Date, the election shall be null and void, and any benefits payable on behalf of the Participant shall be determined under Article 5.

4.5 REEMPLOYMENT

The provisions of this section 4.5 shall apply in the case of a Participant who incurs a Separation from Service, but is subsequently reemployed by the Company or an Affiliate and designated by the Committee as a Participant.

(a) BENEFITS EARNED BEFORE REEMPLOYMENT. The Participant's reemployment shall not affect his or her right to the payment of any benefits to which the Participant was entitled as a result of his or her first period of employment. If the Participant was receiving payment of benefits under this Plan at the time or his or her reemployment, then such payments will be suspended during the period of such reemployment, and upon his subsequent Separation from Service, such suspended payments shall re-commence in the form of payment in effect prior to the Participant's re-employment. If the Participant was not receiving payments of benefits at the time of his or her reemployment, then such benefits shall be paid at the time, and in the form, determined under this Article 4 without regard to the Participant's reemployment.

(b)   ACCRUING ADDITIONAL BENEFITS DURING THE PERIOD OF REEMPLOYMENT.

      (1)   If the Participant had a vested right to a benefit under this
            Article 4 as of the Participant's previous Separation from Service, the additional benefit accrued by the Participant during the period of reemployment shall be based only upon the Years of Service and Compensation earned by the Participant during the period of reemployment. However, in calculating the amount of this additional benefit, the Participant's Years of Service for the period of reemployment cannot exceed the difference between (i) the service cap that applies to such Participant under section 4.1(b) or 4.1(c) (whichever is applicable) and (ii) the Years of Service earned by the Participant before his or her earlier Separation from Service.

      (2) If the Participant did not have a vested right to a benefit under this Article 4 as of the Participant's previous Separation from Service, the Participant's eligibility for, and the amount of, any benefit under this Plan shall be based on the Years of Service and Compensation earned by the Participant both before and after the Participant's reemployment date.

ARTICLE 5. PRERETIREMENT DEATH BENEFITS

5.1 ELIGIBILITY

A Beneficiary of a Participant who dies before his or her Benefit Commencement Date shall be entitled to a preretirement death benefit under this Article 5 if--

(a) the Participant dies while actively employed by the Company or an Affiliate (even if the Participant has less than 10 Years of Service at the time of his or her death); or

(b) the Participant dies (i) while no longer in the active employ of the Company or an Affiliate but before his Benefit Commencement Date, and (ii) after a Change in Control occurs while the Participant was still employed by the Company or an Affiliate or after having completed 10 or more Years of Service.

5.2 AMOUNT

The amount payable to a Beneficiary who is entitled to a benefit under this section 5.1 shall equal the Actuarial Equivalent present value of the monthly single life annuity accrued by the Participant under section 4.1 as of the date of the Participant's death (and, in the case of a Beneficiary who is eligible for a preretirement death benefit under section 5.1(a), determined without regard to whether the Participant had a vested right to such benefit at the time of his or her death).

5.3 COMMENCEMENT

The benefit under this Article 5 shall be paid to the Participant's Beneficiary as soon as practicable following the Participant's death.

5.4 FORM OF PAYMENT

The benefit payable under this Article 5 shall be paid in the form of a single lump sum payment.

ARTICLE 6. FINANCING

6.1 FINANCING

The Plan is intended to constitute an unfunded plan maintained for a "select group of management or highly compensated employees" within the meaning of ERISA section 201(2). The benefits under this Plan shall be paid either from general assets of the Employers, or from a trust fund whose assets would (a) be located within the United States and (b) remain available to the general creditors of the Employers in the event of their insolvency. The decision whether to establish and fund such a trust shall be made by the Board in its sole and absolute discretion.

6.2 NO FIDUCIARY RELATIONSHIP

Nothing contained in this Plan, and no action taken pursuant to the provisions of this Plan, shall create a trust or fiduciary relationship between an Employer and any Participant or Beneficiary. However, in accordance with section 6.1, the Company may establish and fund a trust for the purpose of paying benefits under this Plan, provided the assets of such trust shall be (a) located within the United States and (b) available to the general creditors of the Employers in the event of their insolvency.

6.3 UNSECURED INTEREST

No Participant or Beneficiary shall have any interest whatsoever in any specific asset of the Company or an Affiliate. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of an Employer.

ARTICLE 7. ADMINISTRATION

7.1 ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have all powers necessary or appropriate to carry out the provisions of the Plan. It may, from time to time, establish rules for the administration of the Plan and the transaction of the Plan's business.

The Committee shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to, the determination of eligibility for and amount of any benefit. Benefits under this Plan shall be paid only if the Committee decides in its discretion that a Participant or Beneficiary is entitled to them.

The Committee shall have the exclusive right to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with its administration, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions by general rule or particular decision, all in its sole and absolute discretion.

To the extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Committee shall be conclusive and binding under all persons having or claiming to have any interest or right under the Plan.

7.2 ASSISTANCE

The Committee may, in its sole and absolute discretion, delegate any of its powers and duties under this Plan to one or more individuals. In such a case, every reference in the Plan to the Committee shall be deemed to include such individuals with respect to matters within their jurisdiction.

7.3 APPEALS FROM DENIAL OF CLAIMS

If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice of the denial. The Committee shall give this notice in writing within a reasonable period of time after receipt of the claim. This period will not exceed 90 days after receipt of the claim, except that if the Committee determines that special circumstances require an extension of time, the period may be extended up to an additional 90 days. Written notice of the extension shall be furnished to the claimant prior to termination of the initial 90-day period, and it shall indicate the special circumstances requiring an extension of time and the date by which the benefit determination is expected.

Notice of any claim denial shall be written in a manner calculated to be understood by the claimant and shall set forth the following information:

(a)   the specific reason or reasons for the denial;

(b) specific reference to pertinent Plan provisions on which the denial is based;

(c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why this material or information is necessary;

(d) an explanation that a full and fair review by the Committee of the decision denying the claim may be requested by the claimant or his authorized representative by filing with the Committee, within 60 days after such notice has been received, a written request for review; and

(e)   a statement of the claimant's right to bring a civil action under ERISA section 502(a) following an adverse decision upon review.

If a claimant files a written request for review of a denied claim, the claimant or his or her authorized representative may request, free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim and may submit written comments, documents, records, and other information relevant to the claim within the 60-day period specified in subsection (d) above. The notice of claim denial shall include a statement of the claimant's rights to review and submit information pursuant to this paragraph.

The review by the Committee shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim without regard to whether such material was submitted or considered as part of the initial determination. The decision of the Committee upon review shall be made promptly, and not later than 60 days after the Committee's receipt of the request for review. However, if the Committee determines that special circumstances require an extension of time, this period may be extended up to an additional 60 days. Written notice of the extension shall be furnished to the claimant prior to termination of the initial 60-day period, and it shall indicate the special circumstances requiring an extension of time and the date by which the decision on review is expected.

If the claim is denied, wholly or in part, the claimant shall be given a copy of the decision promptly. The decision shall be in writing and shall be written in a manner calculated to be understood by the claimant. The decision shall include specific reasons for the denial; specific references to the pertinent Plan provisions on which the denial is based; a statement that the claimant may request, free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim; and a statement of the claimant's right to bring a civil action under ERISA section 502(a).

7.4 TAX WITHHOLDING

The Employers may withhold from any payment under this Plan any federal, state, or local taxes required by law to be withheld with respect to the payment and any sum the Employers may reasonably estimate as necessary to cover any taxes for which they may be liable and that may be assessed with regard to the payment.

7.5 EXPENSES

The Employers shall pay all expenses incurred in the administration of the Plan.

ARTICLE 8. ADOPTION BY AN AFFILIATE; AMENDMENT AND TERMINATION

8.1 ADOPTION BY AN AFFILIATE

An Affiliate may adopt the Plan by action of its board of directors or authorized officers or representatives, subject to the approval of the Board.

8.2 AMENDMENT AND TERMINATION

The Company hereby reserves the right to amend, modify, or terminate the Plan at any time, and for any reason, by action of the Committee. However, no amendment or termination shall have the effect of reducing vested benefits accrued by a Participant prior to the date of the amendment or termination. In addition, the Committee may not amend sections 2.6, 4.1(d), and/or 4.2(c) (related to accelerated vesting upon a Change in Control) without the written consent of each Participant who is not already vested in his or her benefit as of the effective date of any such amendment.

ARTICLE 9. MISCELLANEOUS PROVISIONS

9.1 NO CONTRACT OF EMPLOYMENT

Nothing contained in the Plan shall be construed to give any Executive the right to be retained in the service of the Company or an Affiliate or to interfere with the right of the Company or an Affiliate to discharge an Executive at any time.

9.2 NONALIENATION

No benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge shall be void. Benefits shall not be in any manner subject to the debts, contracts, liabilities, engagements, or torts of, or claims against, any Participant or Beneficiary, including claims of creditors, claims for alimony or support, and any other like or unlike claims.

9.3 SEVERABILITY

If any provisions of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect its remaining parts. The Plan shall be construed and enforced as if it did not contain the illegal or invalid provision.

9.4 PAYMENT OF LEGAL FEES

All legal fees and expenses incurred by a Participant in connection with, or in prosecuting or defending, any claim or controversy arising out of or relating to this Plan shall be paid by the Company unless a court finds the Participant's claim to be arbitrary and capricious.

9.5 APPLICABLE LAW

Except to the extent preempted by applicable federal law, this Plan shall be governed by and construed in accordance with the laws of the State of Tennessee.

IN WITNESS WHEREOF, the authorized officers of the Company have signed this document on ____________________, 2005, but effective as of January 1, 2005.

                                            RENAL CARE GROUP, INC.

ATTEST:

                                            By /s/ Gray A. Brukardt
                                               -------------------------------

By /s/ Douglas B. Chappell                  Its President
   --------------------------------             ------------------------------

   Its Secretary
       ----------------------------

                                    APPENDIX

                                     to the

                RENAL CARE GROUP, INC. EXECUTIVE RETIREMENT PLAN

The following Executives have been designated by the Committee as Participants in this Plan as of January 1, 2005:

-     Gary A. Brukardt

-     Raymond M. Hakim

-     Timothy P. Martin

-     David M. Dill

                                   APPENDIX B

                                     to the

                RENAL CARE GROUP, INC. EXECUTIVE RETIREMENT PLAN

The following Executive has been designated by the Committee as a Participant in this Plan as of January 1, 2005:

-     David M. Maloney